UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On July 28, 2008, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended June 30, 2008.   A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits

99.1       Earnings Release of Provident Financial Holdings, Inc. dated July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2008	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/Craig G. Blunden
Craig G. Blunden
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/Donavon P. Ternes
Donavon P. Ternes
Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT 99.1

3756 Central Avenue	Contacts:
Riverside, CA 92506	Craig G. Blunden, CEO
(951) 686 – 6060	Donavon P. Ternes, COO, CFO

PROVIDENT FINANCIAL HOLDINGS
REPORTS FOURTH QUARTER RESULTS

Net Interest Margin Expands by 56 Basis Points

Operating Expenses Decline by 13%

Capital Ratios Improve (Sequential Quarter)

Bank Remains Significantly Above “Well-Capitalized” Regulatory Thresholds

Riverside, Calif. – July 28, 2008 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced fourth quarter earnings for the fiscal year ended June 30, 2008.
            For the quarter ended June 30, 2008, the Company reported a net loss of $(1.14) million, a loss of $(0.19) per diluted share (on 6.17 million weighted-average shares outstanding), compared to net income of $1.83 million, or $0.28 per diluted share (on 6.44 million weighted-average shares outstanding), in the comparable period a year ago.  The loss in the quarter ended June 30, 2008 was primarily attributable to an increase in the provision for loan losses and a decrease in non-interest income, partly offset by an increase in net interest income and a decrease in compensation expense.  The decrease in weighted-average shares outstanding primarily reflects prior period repurchases of common stock through the Company’s stock repurchase programs.

            “The Company continues to take the necessary steps to withstand the current operating environment,” said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company.  “We will be well positioned to take advantage of more favorable business conditions once the current credit cycle runs its course.”
Return on average assets for the fourth quarter of fiscal 2008 was negative (0.28) percent, compared to 0.43 percent for the same period of fiscal 2007.  Return on average stockholders’ equity for the fourth quarter of fiscal 2008 was negative (3.62) percent, compared to 5.59 percent for the comparable period of fiscal 2007.
On a sequential quarter basis, net income for the fourth quarter of fiscal 2008 decreased by $2.10 million, or 219 percent, to a net loss of $(1.14) million from net income of $957,000 in the third quarter of fiscal 2008; and diluted earnings per share decreased $0.34, or 227 percent, to a loss of $(0.19) from a gain of $0.15 in the third quarter of fiscal 2008.  Return on average assets decreased 51 basis points to negative (0.28) percent for the fourth quarter of fiscal 2008 from 0.23 percent in the third quarter of fiscal 2008 and return on average equity for the fourth quarter of fiscal 2008 was negative (3.62) percent, compared to 2.99 percent for the third quarter of fiscal 2008.
For the fiscal year ended June 30, 2008, net income was $1.47 million, a decrease of 86 percent from net income of $10.45 million for the fiscal year ended June 30, 2007; and diluted earnings per share for the fiscal year ended June 30, 2008 decreased $1.33, or 85 percent, to $0.24 from $1.57 for the prior fiscal year.  Return on average assets for the fiscal year ended June 30, 2008 decreased 52 basis points to 0.09 percent from 0.61 percent for the prior fiscal year.  Return on average stockholders’ equity for the fiscal year ended June 30, 2008 was 1.15 percent, compared to 7.77 percent for the prior fiscal year.
Net interest income before provision for loan losses increased by $1.94 million, or 20 percent, to $11.78 million in the fourth quarter of fiscal 2008 from $9.84 million for the same period in fiscal 2007.  Non-interest income decreased $1.79 million, or 81 percent, to $427,000 in the fourth quarter of fiscal 2008 from $2.21 million in the comparable period of fiscal 2007.  Non-interest expense decreased $1.20 million, or 13 percent, to $7.74 million in the fourth quarter of fiscal 2008 from $8.94 million in the comparable period in fiscal 2007.
The average balance of loans outstanding decreased by $41.7 million to $1.41 billion in the fourth quarter of fiscal 2008 from $1.46 billion in the same quarter of fiscal 2007, and the average yield decreased by 20 basis points to 6.07 percent in the fourth quarter of fiscal 2008 from an average yield of 6.27 percent in the same quarter of fiscal 2007.  The decrease in the average loan yield was primarily attributable to accrued interest income reversals on non-accrual loans and loan payoffs which had a higher average yield than the average yield of loans held for investment, partly offset by higher interest rates on newly originated loans and the upwardly repricing adjustable rate loans in the loans held for investment portfolio.  Total loans originated for investment in the fourth quarter of fiscal 2008 were $30.1 million, which consisted primarily of single-family and multi-family loans.  This compares to total loans originated for investment of $56.3 million (including $2.1 million of loans purchased for investment) in the fourth quarter of fiscal 2007.  The outstanding balance of “preferred loans” (multi-family, commercial real estate, construction and commercial business loans) increased by $46.7 million, or nine percent, to $569.6 million at June 30, 2008 from $522.9 million at June 30, 2007.  The ratio of preferred loans to total loans held for investment increased to 41 percent at June 30, 2008 compared to 38 percent at June 30, 2007.  Loan principal payments received in the fourth quarter of fiscal 2008 were $66.4 million, compared to $103.6 million in the same quarter of fiscal 2007.
Average deposits increased by $32.4 million to $1.02 billion while the average cost of deposits decreased by 57 basis points to 3.01 percent in the fourth quarter of fiscal 2008, compared to an average balance of $989.6 million and an average cost of 3.58 percent in the same quarter last year.  Transaction account balances (core deposits) decreased by $4.1 million, or one percent, to $348.7 million at June 30, 2008 from $352.8 million at June 30, 2007.  The decrease is primarily attributable to an $8.2 million, or five percent, decline in savings account balances.  Time deposits increased by $15.1 million, or two percent, to $663.7 million at June 30, 2008 compared to $648.6 million at June 30, 2007.  The increase in time deposits is primarily attributable to depositors switching from savings deposits to time deposits.  Also, it should be noted, that the Company does not have any brokered deposits.
The average balance of borrowings, which primarily consists of Federal Home Loan Bank (“FHLB”) of San Francisco advances, decreased $79.9 million to $478.7 million and the average cost of advances decreased 84 basis points to 3.80 percent in the fourth quarter of fiscal 2008, compared to an average balance of $558.6 million and an average cost of 4.64 percent in the same quarter of fiscal 2007.  The decrease in the average cost of borrowings was primarily the result of maturing long-term advances which had a higher average cost than the average cost of new advances. Additionally, short-term advance interest rates have fallen as a result of Federal Open Market Committee actions.
The net interest margin during the fourth quarter of fiscal 2008 increased 56 basis points to 2.93 percent from 2.37 percent during the same quarter last year.  On a sequential quarter basis, the net interest margin in the fourth quarter of fiscal 2008 increased 24 basis points from 2.69 percent in the third quarter of fiscal 2008.
During the fourth quarter of fiscal 2008, the Company recorded a loan loss provision of $5.80 million, compared to a loan loss recovery of $490,000 during the same period of fiscal 2007.  The loan loss provision in the fourth quarter of fiscal 2008 was primarily attributable to loan classification downgrades in the loans held for investment portfolio and deterioration in the real estate collateral values securing those loans.
Non-performing assets increased to $33.0 million, or 2.02 percent of total assets, at June 30, 2008, compared to $27.3 million, or 1.63 percent of total assets at March 31, 2008 and $19.7 million, or 1.20 percent of total assets, at June 30, 2007.  The non-performing assets at June 30, 2008 were primarily comprised of 52 single-family loans originated for investment ($15.7 million), 12 construction loans originated for investment ($4.7 million), 12 single-family loans repurchased from, or unable to sell to investors ($2.1 million) and real estate owned comprised of 30 single-family properties, one multi-family property and 14 lots acquired in the settlement of loans ($9.4 million).  Net charge-offs for the quarter ended June 30, 2008 were $3.14 million or 0.89 percent of average loans receivable, compared to $3.58 million or 1.02 percent of average loans receivable for the quarter ended March 31, 2008 and $402,000 or 0.11 percent of average loans receivable in the comparable quarter last year.

                Classified loans at June 30, 2008 were $59.7 million, comprised of $29.4 million in the special mention category and $30.3 million in the substandard category.  Classified loans at June 30, 2007 were $32.3 million, consisting of $13.3 million in the special mention category and $19.0 million in the substandard category.
For the quarter ended June 30, 2008, six loans for $1.2 million were modified from their original terms, were re-underwritten at current market interest rates and were identified in our asset quality reports as Restructured Loans.  As of June 30, 2008, a total of $10.5 million of loans have been modified:  six are classified as pass ($2.3 million); 13 are classified as special mention and remain on accrual status ($4.0 million); eight are classified as substandard and remain on accrual status ($2.8 million); and five are classified as substandard on non-accrual status ($1.4 million).
The allowance for loan losses was $19.4 million at June 30, 2008, or 1.40 percent of gross loans held for investment, compared to $14.8 million, or 1.09 percent of gross loans held for investment at June 30, 2007.  The allowance for loan losses at June 30, 2008 includes $6.0 million of specific loan loss reserves, compared to $3.3 million of specific loan loss reserves at June 30, 2007.  Management believes that the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment.
The decrease in non-interest income in the fourth quarter of fiscal 2008 compared to the same period of fiscal 2007 was primarily the result of a decrease in brokered and other loan fees, a net loss on sale of loans and net losses on the sale and operations of real estate owned properties acquired in the settlement of loans, partly offset by an increase in deposit account fees.

The net loss on sale of loans was $(216,000) for the quarter ended June 30, 2008 as compared to a net gain of $601,000 in the comparable quarter last year.  The loss on sale of loans was primarily attributable to a $1.28 million recourse provision on loans sold that are subject to repurchase, resulting from early payment defaults or fraud.  Total loans sold for the quarter ended June 30, 2008 were $104.3 million, down 53 percent from $221.6 million for the same quarter last year.  The average loan sale margin for mortgage banking was negative (20) basis points for the quarter ended June 30, 2008, compared to positive 31 basis points in the comparable quarter last year.  The mortgage banking environment remains highly competitive and volatile as a result of the well-publicized deterioration of the single-family real estate market.
The volume of loans originated for sale decreased $74.5 million, or 40 percent, to $114.0 million in the fourth quarter of fiscal 2008 from $188.5 million during the same period last year.  Total loan originations (including loans originated for investment, loans purchased for investment and loans originated for sale) were $144.0 million in the fourth quarter of fiscal 2008, a decrease of $100.7 million, or 41 percent, from $244.7 million in the same quarter of fiscal 2007.  The decrease in loan originations was primarily attributable to the lack of liquidity in the secondary mortgage markets particularly for non-conforming mortgage loans and the unfavorable real estate environment.
Fifteen real estate owned properties were sold for a net loss of $(462,000) in the quarter ended June 30, 2008 as compared to two real estate owned properties sold for a net gain of $1,000 in the same quarter last year.  As of June 30, 2008, the real estate owned balance was $9.4 million (45 properties), compared to $3.8 million (10 properties) at June 30, 2007.

The decrease in non-interest expense was primarily the result of decreases in compensation, premises and occupancy and marketing, partly offset by increases in equipment, professional expenses and other operating expenses. The decrease in compensation expense was the result of the fewer number of mortgage banking personnel in the fourth quarter of fiscal 2008 compared to the same quarter of fiscal 2007, lower incentive compensation expenses given the decline in loan origination volume and lower ESOP expenses compared to the same quarter of fiscal 2007.  Total ESOP expenses in the fourth quarter of fiscal 2008 decreased $314,000, or 57%, to $234,000 from $548,000 in the same period of fiscal 2007, resulting from a lower average stock price and fewer shares allocated.  The decrease in premises and occupancy expense was primarily related to the closure of six Provident Bank Mortgage loan production offices during the first half of fiscal 2008, while the increase in professional expenses was primarily related to higher legal expenses corresponding to the increase in delinquent loans.  The increase in other operating expenses was a result of an increase in FDIC deposit insurance premiums, partly offset by a decrease in workers’ compensation insurance premiums.
The Company’s efficiency ratio improved to 63 percent in the fourth quarter of fiscal 2008 from 74 percent in the fourth quarter of fiscal 2007.  The improvement was the net result of an increase in net interest income, a decrease in non-interest income and a decrease non-interest expense.
The effective income tax benefit for the fourth quarter of fiscal 2008 was 14.6 percent, compared to the effective income tax provision of 49.3 percent in the same quarter last year.  The lower tax benefit (as compared to the tax provision) was primarily the result of a higher percentage of permanent tax differences relative to income before taxes and an additional tax provision of $348,000 on a disallowed deduction in the fiscal 2006 tax return which was discovered during the ongoing examination by the Internal Revenue Service.  The Company believes that the effective income tax benefit applied in the fourth quarter of fiscal 2008 reflects its current income tax obligations.
The Company did not repurchase any of its common stock during the quarter ended June 30, 2008.  For fiscal 2008, the Company repurchased 187,081 shares (59 percent of the shares authorized by the June 2007 stock repurchase program) with an average cost of $21.78 per share and the June 2007 program expired on June 25, 2008.  The Corporation announced a new stock repurchase program of up to five percent of its common stock (approximately 310,385 shares) on June 26, 2008.
As of June 30, 2008 the Bank exceeded all regulatory capital requirements and is deemed “well-capitalized” with Tangible Capital, Core Capital, Total Risk-Based Capital and Tier 1 Risk-Based Capital ratios of 7.23 percent, 7.23 percent, 12.30 percent and 11.05 percent, respectively.  These ratios have improved from 7.09 percent, 7.09 percent, 11.98 percent and 10.80 percent, respectively, at March 31, 2008 and are well above the minimum ratios to be deemed “well-capitalized” (5.00 percent for Core Capital, 10.00 percent for Total Risk-Based Capital and 6.00 percent for Tier 1 Risk-Based Capital).
The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).  Provident Bank Mortgage operates wholesale loan production offices in Pleasanton and Rancho Cucamonga, California and retail loan production offices in Glendora and Riverside, California.
The Company will host a conference call for institutional investors and bank analysts on Tuesday, July 29, 2008 at 9:00 a.m. (Pacific Time) to discuss its financial results.  The conference call can be accessed by dialing (800) 230-1766 and requesting the Provident Financial Holdings Earnings Release Conference Call.  An audio replay of the conference call will be available through Wednesday, August 6, 2008 by dialing (800) 475-6701 and referencing access code number 952139.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release and the conference call noted above contain statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make.  Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Office of Thrift Supervision and our bank subsidiary by the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; our ability to control operating costs and expenses; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as amended.

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited – Dollars In Thousands)
	June 30, 2008	June 30, 2007

Assets
Cash and due from banks	$12,614	$11,024
Federal funds sold	2,500	1,800
Cash and cash equivalents	15,114	12,824

Investment securities – held to maturity
(fair value $ - and $18,837, respectively)	-	19,001
Investment securities – available for sale at fair value	153,102	131,842
Loans held for investment, net of allowance for loan losses of
$19,402 and $14,845, respectively	1,368,633	1,350,696
Loans held for sale, at lower of cost or market	28,461	1,337
Receivable from sale of loans	-	60,513
Accrued interest receivable	7,273	7,235
Real estate owned, net	9,355	3,804
FHLB – San Francisco stock	32,125	43,832
Premises and equipment, net	6,513	7,123
Prepaid expenses and other assets	12,095	10,716

Total assets	$1,632,671	$1,648,923

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$48,056	$45,112
Interest-bearing deposits	964,354	956,285
Total deposits	1,012,410	1,001,397

Borrowings	479,335	502,774
Accounts payable, accrued interest and other liabilities	16,336	15,955
Total liabilities	1,508,081	1,520,126

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,435,865 and 12,428,365 shares issued, respectively; 6,207,719 and 6,376,945 shares outstanding, respectively) ….

	124	124
Additional paid-in capital	75,164	72,935
Retained earnings	143,663	146,194
Treasury stock at cost (6,228,146 and 6,051,420 shares, respectively)
	(94,798)	(90,694)
Unearned stock compensation	(102)	(455)
Accumulated other comprehensive income, net of tax	539	693

Total stockholders’ equity	124,590	128,797

Total liabilities and stockholders’ equity	$1,632,671	$1,648,923

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended June 30,		Twelve Months Ended June 30,

	2008	2007	2008	2007
Interest income:
Loans receivable, net	$21,481	$22,841	$86,340	$91,525
Investment securities	1,962	1,767	7,567	7,149
FHLB – San Francisco stock	502	521	1,822	2,225
Interest-earning deposits	2	19	20	69
Total interest income	23,947	25,148	95,749	100,968

Interest expense:
Checking and money market deposits	332	413	1,607	1,524
Savings deposits	580	784	2,896	2,823
Time deposits	6,734	7,640	30,073	26,867
Borrowings	4,525	6,469	19,737	28,031
Total interest expense	12,171	15,306	54,313	59,245

Net interest income, before provision (recovery) for loan losses	11,776	9,842	41,436	41,723
Provision (recovery) for loan losses	5,803	(490)	12,612	5,078
Net interest income, after provision (recovery) for loan losses	5,973	10,332	28,824	36,645

Non-interest income:
Loan servicing and other fees	422	706	1,776	2,132
(Loss) gain on sale of loans, net	(216)	601	1,146	9,318
Deposit account fees	743	530	2,954	2,087
Net (loss) gain on sale of real estate	(462)	1	(932)	2,359
Other	(60)	376	409	1,665
Total non-interest income	427	2,214	5,353	17,561

Non-interest expense:
Salaries and employee benefits	4,491	5,780	18,953	22,867
Premises and occupancy	647	984	2,830	3,314
Equipment	382	349	1,552	1,570
Professional expenses	457	346	1,573	1,193
Sales and marketing expenses	109	221	524	945
Other	1,652	1,258	4,693	4,742
Total non-interest expense	7,738	8,938	30,125	34,631

(Loss) income before taxes	(1,338)	3,608	4,052	19,575
(Benefit) provision for income taxes	(195)	1,777	2,582	9,124
Net (loss) income	$(1,143)	$1,831	$1,470	$10,451

Basic (loss) earnings per share	$(0.19)	$0.29	$0.24	$1.59
Diluted (loss) earnings per share	$(0.19)	$0.28	$0.24	$1.57
Cash dividends per share	$0.10	$0.18	$0.64	$0.69

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition – Sequential Quarter (Unaudited – Dollars In Thousands)
	June 30, 2008	March 31, 2008

Assets
Cash and due from banks	$12,614	$12,807
Federal funds sold	2,500	4,625
Cash and cash equivalents	15,114	17,432

Investment securities – available for sale at fair value	153,102	168,588
Loans held for investment, net of allowance for loan losses of
$19,402 and $16,742, respectively	1,368,633	1,406,785
Loans held for sale, at lower of cost or market	28,461	18,841
Accrued interest receivable	7,273	7,336
Real estate owned, net	9,355	7,717
FHLB – San Francisco stock	32,125	31,680
Premises and equipment, net	6,513	6,585
Prepaid expenses and other assets	12,095	9,335

Total assets	$1,632,671	$1,674,299

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$48,056	$46,884
Interest-bearing deposits	964,354	985,283
Total deposits	1,012,410	1,032,167

Borrowings	479,335	499,744
Accounts payable, accrued interest and other liabilities	16,336	15,215
Total liabilities	1,508,081	1,547,126

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,435,865 and 12,435,865 shares issued, respectively; 6,207,719 and 6,207,719 shares outstanding, respectively)

	124	124
Additional paid-in capital	75,164	74,763
Retained earnings	143,663	145,427
Treasury stock at cost (6,228,146 and 6,228,146 shares, respectively)
	(94,798)	(94,798)
Unearned stock compensation	(102)	(181)
Accumulated other comprehensive income, net of tax	539	1,838

Total stockholders’ equity	124,590	127,173

Total liabilities and stockholders’ equity	$1,632,671	$1,674,299

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations – Sequential Quarter (Unaudited – In Thousands, Except Earnings Per Share)
	Quarter Ended
	June 30,	March 31,
	2008	2008
Interest income:
Loans receivable, net	$21,481	$21,645
Investment securities	1,962	1,959
FHLB – San Francisco stock	502	419
Interest-earning deposits	2	4
Total interest income	23,947	24,027

Interest expense:
Checking and money market deposits	332	351
Savings deposits	580	725
Time deposits	6,734	7,393
Borrowings	4,525	4,839
Total interest expense	12,171	13,308

Net interest income, before provision for loan losses	11,776	10,719
Provision for loan losses	5,803	3,150
Net interest income, after provision for loan losses	5,973	7,569

Non-interest income:
Loan servicing and other fees	422	350
(Loss) gain on sale of loans, net	(216)	306
Deposit account fees	743	768
Net loss on sale of real estate	(462)	(302)
Other	(60)	482
Total non-interest income	427	1,604

Non-interest expense:
Salaries and employee benefits	4,491	4,816
Premises and occupancy	647	645
Equipment	382	379
Professional expenses	457	323
Sales and marketing expenses	109	112
Other	1,652	1,024
Total non-interest expense	7,738	7,299

(Loss) income before taxes	(1,338)	1,874
(Benefit) provision for income taxes	(195)	917
Net (loss) income	$(1,143)	$957

Basic (loss) earnings per share	$(0.19)	$0.16
Diluted (loss) earnings per share	$(0.19)	$0.15
Cash dividends per share	$0.10	$0.18

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )
	Quarter Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007
SELECTED FINANCIAL RATIOS:
Return on average assets	(0.28)%	0.43%	0.09%	0.61%
Return on average stockholders’ equity	(3.62)%	5.59%	1.15%	7.77%
Stockholders’ equity to total assets	7.63%	7.81%	7.63%	7.81%
Net interest spread	2.70%	2.08%	2.36%	2.23%
Net interest margin	2.93%	2.37%	2.61%	2.51%
Efficiency ratio	63.41%	74.14%	64.38%	58.42%
Average interest-earning assets to average
interest-bearing liabilities	107.14%	107.41%	107.35%	107.72%

SELECTED FINANCIAL DATA:
Basic (loss) earnings per share	$(0.19)	$0.29	$0.24	$1.59
Diluted (loss) earnings per share	$(0.19)	$0.28	$0.24	$1.57
Book value per share	$20.07	$20.20	$20.07	$20.20
Shares used for basic EPS computation	6,167,125	6,341,326	6,171,480	6,557,550
Shares used for diluted EPS computation	6,167,125	6,436,816	6,214,425	6,675,717
Total shares issued and outstanding	6,207,719	6,376,945	6,207,719	6,376,945

ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Non-performing loans to loans held for investment, net	1.73%	1.18%
Non-performing assets to total assets	2.02%	1.20%
Allowance for loan losses to non-performing loans	81.90%	93.32%
Allowance for loan losses to gross loans held for
investment	1.40%	1.09%
Net charge-offs to average loans receivable	0.89%	0.11%
Non-performing loans	$29,881	$19,417
Loans 30 to 89 days delinquent	$7,367	$1,493

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	7.23%	7.62%
Core capital ratio	7.23%	7.62%
Total risk-based capital ratio	12.30%	12.49%
Tier 1 risk-based capital ratio	11.05%	11.39%

LOANS ORIGINATED FOR SALE:
Retail originations	$40,145	$59,254	$135,470	$296,356
Wholesale originations	73,809	129,239	263,256	830,260
Total loans originated for sale	$113,954	$188,493	$398,726	$1,126,616

LOANS SOLD:
Servicing released	$104,291	$220,077	$368,925	$1,119,330
Servicing retained	-	1,479	4,534	4,108
Total loans sold	$104,291	$221,556	$373,459	$1,123,438

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands)	As of June 30,
	2008		2007
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government sponsored enterprise debt securities	$ -	-%	$ 19,000	3.15%
U.S. government agency mortgage-backed securities (“MBS”)	-	-	1	8.81
Total investment securities held to maturity	-	-	19,001	3.15

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	5,111	4.00	9,683	3.20
U.S. government agency MBS	90,938	5.09	57,539	4.99
U.S. government sponsored enterprise MBS	54,254	5.38	59,066	5.05
Private issue collateralized mortgage obligations	2,225	4.77	4,641	4.28
Freddie Mac common stock	98		364
Fannie Mae common stock	8		26
Other common stock	468		523
Total investment securities available for sale	153,102	5.13	131,842	4.83
Total investment securities	$ 153,102	5.13%	$ 150,843	4.61%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 808,836	5.95%	$ 827,656	5.89%
Multi-family (5 or more units)	399,733	6.45	330,231	6.67
Commercial real estate	136,176	6.95	147,545	7.10
Construction	32,907	8.59	60,571	9.22
Commercial business	8,633	6.87	10,054	8.59
Consumer	625	9.84	509	12.15
Other	3,728	8.67	9,307	10.03
Total loans held for investment	1,390,638	6.27%	1,385,873	6.40%

Undisbursed loan funds	(7,864)		(25,484)
Deferred loan costs	5,261		5,152
Allowance for loan losses	(19,402)		(14,845)
Total loans held for investment, net	$1,368,633		$1,350,696

Purchased loans serviced by others included above	$ 146,514	6.56%	$ 159,787	6.89%

DEPOSITS:
Checking accounts – non interest-bearing	$ 48,056	-%	$ 45,112	-%
Checking accounts – interest-bearing	122,065	0.63	122,588	0.76
Savings accounts	144,883	1.61	153,036	2.04
Money market accounts	33,675	1.93	32,054	2.43
Time deposits	663,731	3.93	648,607	4.85
Total deposits	$1,012,410	2.95%	$1,001,397	3.62%

Note:  The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited – Dollars in Thousands)
	As of June 30,
	2008		2007
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 32,600	3.12%	$ 1,000	5.48%
Six months or less	95,000	2.55	173,000	4.81
Over six to twelve months	15,000	3.33	72,000	4.14
Over one to two years	112,000	3.87	30,000	3.45
Over two to three years	128,000	4.62	72,000	4.02
Over three to four years	65,000	4.41	88,000	5.23
Over four to five years	20,000	3.39	65,000	4.41
Over five years	11,735	4.64	1,774	6.37
Total borrowings	$ 479,335	3.81%	$ 502,774	4.55%

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$1,414,780	$1,456,518	$1,397,877	$1,446,781
Investment securities	160,612	161,421	155,509	175,439
FHLB – San Francisco stock	31,910	43,684	32,271	41,588
Interest-earning deposits	513	1,439	588	1,339
Total interest-earning assets	$1,607,815	$1,663,062	$1,586,245	$1,665,147

Deposits	$1,022,007	$ 989,641	$1,012,138	$ 946,499
Borrowings	478,660	558,644	465,536	599,286
Total interest-bearing liabilities	$1,500,667	$1,548,285	$1,477,674	$1,545,785

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	6.07%	6.27%	6.18%	6.33%
Investment securities	4.89%	4.38%	4.87%	4.07%
FHLB – San Francisco stock	6.29%	4.77%	5.65%	5.35%
Interest-earning deposits	1.56%	5.28%	3.40%	5.15%
Total interest-earning assets	5.96%	6.05%	6.04%	6.06%

Deposits	3.01%	3.58%	3.42%	3.30%
Borrowings	3.80%	4.64%	4.24%	4.68%
Total interest-bearing liabilities	3.26%	3.97%	3.68%	3.83%

(1)	Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.